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                                                                    Exhibit 21.1

                           Expedia, Inc. Subsidiaries


Entity                                                            Jurisdiction
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
Activity Information Center, Inc.                                 Hawaii
AceNet Travel Network LLC                                         New Jersey
C.A. ID SA                                                        France
Canadian Holdings, LLC                                            Delaware
Classic Vacations, LLC                                            Nevada
DigitalAdvisor LLC                                                Delaware
DN Holdings LLC                                                   Delaware
EIGAC Holdings, Inc.                                              Delaware
EL 2003 Holdings, Inc.                                            Delaware
eLong, Inc.                                                       Cayman Islands
Expedia Alpha Y.K.                                                Japan
Expedia Asia Pacific Limited                                      Hong Kong
Expedia Australia Pty. Ltd.                                       Australia
Expedia Beta Y.K.                                                 Japan
Expedia Canada Corp.                                              Canada
Expedia Corporate Travel Belgium S.A.                             Belgium
Expedia Corporate Travel Europe S.A.                              France
Expedia Corporate Travel France S.A.S.                            France
Expedia Corporate Travel UK Ltd.                                  United Kingdom
Expedia Corporate Travel, LLC                                     Nevada
Expedia Finland OY                                                Finland
Expedia France S.A.S.                                             France
Expedia Gamma Y.K.                                                Japan
Expedia Holdings KK                                               Japan
Expedia Italy SRL                                                 Italy
Expedia Mexico S.R.L. de C.V.                                     Mexico
Expedia Partner Services, Inc.                                    Delaware
Expedia S.A.                                                      Belgium
Expedia Services S.A.S.                                           France
Expedia Spain, S.L.                                               Spain
Expedia, Inc.                                                     Washington
Expedia.com GmbH                                                  Germany
Expedia.com Limited                                               United Kingdom
Expedia.nl BV                                                     Netherlands
GL Expedia S.A.S                                                  France
Greenhouse Media, LLC                                             Nevada
Hotels.com                                                        Delaware
Hotels.com GP, LLC                                                Texas
Hotels.com, L.P.                                                  Texas
Hotwire, Inc.                                                     Delaware
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
HRN 99 Holdings, LLC                                              New York
HRN Contracting Company, Inc.                                     Delaware
HRN France S.A.S.                                                 France
HRN International                                                 Cayman Island
IAC Global, LLC                                                   Nevada
IAC Holdings S.A.S.                                               France
IACT Asia Pacific Ltd.                                            Cayman Islands
IACT US, Inc.                                                     Nevada
IAN.com, LP                                                       Delaware
Interactive Affiliate Network, LLC                                Delaware
Interactive Domain Name Holdings Corporation                      Nova Scotia
Kirk, Inc.                                                        California
Marvillo S.a.r.l.                                                 Luxembourg
Newtrade Technology Corp.                                         Canada
Owl Holding Company, Inc.                                         Delaware
Premier Getaways, Inc.                                            Florida
Room Finders, Inc.                                                Louisiana
T-16 Holdings, LLC                                                Delaware
Travel Marketing and Advertising, Inc.                            Delaware
TravelNow.com, Inc.                                               Delaware
Travelscape, LLC                                                  Nevada
TripAdvisor Business Trust                                        Massachusetts
TripAdvisor LLC                                                   Delaware
TS 2001 Holdings, Inc.                                            Delaware
USA Media Corp.                                                   Delaware
USA Media, LLC                                                    Delaware
Webseed, LLC                                                      Nevada
World Trade Management Ltd.                                       United Kingdom
WWTE, Inc.                                                        Nevada
XEI Sub 1, Inc.                                                   Washington
XEI Sub 2, Inc.                                                   Washington
XEI Sub 3, Inc.                                                   Washington
XEI Sub 4, LLC                                                    Nevada
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